Exhibit 10.13

THIS SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS SECURED NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SECURED PROMISSORY NOTE

$600,000	August 9 2018 Folsom, California

FOR VALUE RECEIVED, Prisim Technologies Group, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Novelty Capital Partners I, LLC (the “Holder”), or its registered assigns, in lawful money of the United States of America and in immediately available funds, the principal sum of $600,000, together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below. This Note is issued pursuant to the Securities Purchase Agreement, dated as of 6 August, 2018 (the “Purchase Agreement”). Capitalized words used but not otherwise defined hereunder shall have the meaning ascribed to such terms in the Purchase Agreement.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) AND AN INTELLECTUAL PROPERTY SECURITY AGREEMENT (“THE IP SECURITY AGREEMENT”), EACH DATED AS OF THE DATE HEREOF AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF THE PURCHASER. ADDITIONAL RIGHTS OF THE PURCHASER ARE SET FORTH IN THE SECURITY AGREEMENT AND THE IP SECURITYAGREEMENT.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Principal Repayment. The outstanding principal amount of this Note, and all accrued and unpaid interest thereon, shall be due and payable on August 6, 2021 (the “Maturity Date”).

2. Interest. The Company further promises to pay interest on the outstanding principal amount hereof from the date hereof, until payment in full, which interest shall be payable at the rate of ten percent (10%) per annum (the “Stated Interest Rate”) or the maximum rate permissible by law, whichever is less. Interest shall accrue daily be due and payable on the Maturity Date, and shall be calculated on the basis of a 365-day year for the actual number of days elapsed. Upon the occurrence and during the continuance of an Event of Default, all amounts owing hereunder shall bear interest at the Stated Interest Rate plus two percent per annum.

3. Place of Payment. All amounts payable hereunder shall be payable at the office of Holder, unless another place of payment shall be specified in writing by Holder. All payments hereunder shall be made without any set-off, counterclaim defenses, withholding (for taxes or otherwise) or reduction of any kind.

4. Application of Payments. Payment on this Note shall be applied first to costs in connection with the collection amounts due hereunder, accrued interest and thereafter to the outstanding principal balance hereof. This Note may be prepaid in whole or in part at any time without penalty or premium. Any interest accrued on the amounts so prepaid to the date of such prepayment shall be paid at the time of any such prepayment.

5. Event of Default. Each of the following events shall be an “Event of Default” hereunder:

(a)

the Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b)

the Company shall default in its performance of any other covenant under this Note or any of the Transaction Documents, which default is not cured within the earlier of (i) five days after notice thereof from Holder and (ii) ten days after the Company has become aware or should have become aware of such failure;

(c)

the Company breaches any representation or warranty contained in this Note or any Transaction Document and such breach adversely affects, or could reasonably be expected to adversely affect, any of the Holder’s rights or obligations under this Note or any Transaction Document;

(d)

a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents (except for a default caused by Company’s breach of Section 4.5 or 7.12 of the Securities Purchase Agreement) or (B) any other material agreement, lease, document or instrument to which the Company or any subsidiary is obligated;

(e)

the Company or any subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(f)

the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event. “Bankruptcy Event” means any of the following events: (i) the Company or any Significant Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (ii) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty days after commencement, (iii) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (iv) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty calendar days after such appointment, (v) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (vi) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (vii) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (viii) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing;

(g)

the Company shall be a party to any Change of Control Transaction or shall sell or dispose of all or in excess of 33% of its assets in one transaction (other than the contingent value rights contemplated in Section 4.5(b) of the Purchase Agreement) or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction). “Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, (ii) the Company merges into or consolidates with any other person or entity, or any person or entity merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (iii) the Company sells or transfers all or substantially all of its assets to another person or entity and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the board of directors which is not approved by a majority of those individuals who are members of the board of directors on the original issue date of this Note (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors of the Company was approved by a majority of the members of the board of directors who are members on the date hereof); or

(h)

any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty five calendar days.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, automatically, be immediately due, payable and collectible by Holder. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

6. Waivers. The Company (a) waives presentment, demand, protest or notice of any kind in connection with this Note and (b) agrees, in the event of an Event of Default, to pay to the Holder of this Note, on demand, all costs and expenses (including reasonable legal fees and expenses as and when incurred), incurred in connection with the enforcement and/or collection of this Note. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

7. Purchase Agreement. This Note is issued under and entitled to the benefits of the Purchase Agreement. Article 7 of the Purchase Agreement shall apply to this Note mutatis mutandis.

8. Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware applicable to contracts made in and to be solely performed in Delaware.

9. Amendments. No amendment, modification or waiver of any provision of this Note nor consent to departure by the Company therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Company and the Holder.

10. Successors and Assigns. This Note may be transferred only in compliance with the provisions herein and upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

11. Registered Form. This Note is in registered form within the meaning of 26 C.F.R. Section 1.871-14(c)(1)(i) for United States federal income and withholding tax purposes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee.

12. Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

13. Secured Obligation. The obligations of the Company under this Note are secured by all assets of the Company pursuant to the Security Agreement, dated as of August 9, 2018 between the Company and Novelty Capital Partners I, LLC.

The Company has caused this Note to be issued as of the date first written above.

PRISIM TECHNOLOGIES GROUP, INC.

By:        /s/ L. Eric Loewe___________________

Name:   L. Eric Loewe

Title:  SVP, General Counsel and Secretary

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